U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT: MARCH 22, 2006
(Date of earliest event reported)

SIN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Colorado	000-49752	84-1570556
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3225 S. Garrison, Unit 21, Lakewood, Colorado  80227
(Address of principle executive offices)

(303) 763-7527
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.     Changes in Registrant’s Certifying Accountant

On March 22, 2006, Comiskey and Company (“Comiskey”), the principal independent accountant of the Company, resigned to comply with the requirements of Section 203 of the Sarbanes Oxley Act of 2002.

During the Company’s two most recent fiscal years and any subsequent interim period preceding the resignation of Comiskey, there were no disagreements with Comiskey that were not resolved on any matter concerning accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Comiskey, would have caused Comiskey to make reference to the subject matter of the disagreements in connection with its reports.  Comiskey, as the Company’s principal independent accountant, did not provide an adverse opinion or disclaimer of opinion to the Company’s financial statements, nor modify its opinion as to uncertainty, audit scope or accounting principles.  Comiskey, as the Company’s principal independent accountant, did modify its opinion as to uncertaintly concerning the Company’s ability to continue as a going concern during the Company’s most recent fiscal year. During the Company’s two most recent fiscal years there have been no reportable events, as defined in Regulation S-K Item 304(a)(1)(v).

Item 9.       Exhibits

The Company has requested that Comiskey furnish it with a letter stating whether or not it agrees with the above statements.  A copy of such letter, dated March 22, 2006, is filed as Exhibit 16.1 to this Form 8-K.

Exhibit No.         Description

16.1                      Letter from Comiskey and Company, dated March 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 22, 2006

/s/ Steve S. Sinohui Steve S. Sinohui, Chief Executive Officer and Chief Financial Officer